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                                                                   EXHIBIT 10.41


                               SHORT FORM OF LEASE

         LEASE AGREEMENT, made between BALDWIN & KLEIN CORPORATION (landlord) and P & A REMEDIATION, LLC. (tenant).
         For good consideration it is agreed between the parties as follows:
1. Landlord hereby leases and rents to Tenant the premises described as follows:
                    Office building, shop building and three acre (+/-) yard
                         located at 408 South Highway 79, Olney, Texas

2. This Lease shall be in effect for a term of six months, commencing on January 1, 2000 and terminating on June 30, 2000..

3. Tenant shall pay for the benefit of Landlord, as the rental due, the costs of upkeep and maintenance, and make whatever capital improvements are needed to fit the use and needs of Tenant, during said term.

4. Tenant shall, at its own expense, provide any and all utilities. Landlord shall, at its own expense, provide none.

5.       LANDLORD AND Tenant further agree that:
         a) Upon the expiration of the lease it will return possession of the leased premises in its present condition, reasonable wear and tear, and fire casualty excepted. Tenant shall commit no waste to the leased premises.
         b) Tenant may make any material or structural alterations to the leased premises without the Landlord's consent. It shall comply with all building, zoning and health codes and other applicable laws for said leased premises.
         c) Tenant shall not conduct a business deemed extra hazardous, a nuisance or requiring an increase in fire insurance premiums. Tenant warrants the leased premises shall be used only for the following type business: (describe) OIL WELL PLUGGING FIELD OFFICE, OR ANY AND ALL USES DEEMED PRUDENT BY TENANT.
         d) In the event of any breach of the payment of rent or any other allowed charge, or other breach of this lease, Landlord shall have full rights to terminate this Lease in accordance with state law and re-enter and claim possession of the leased premises, in addition to such other remedies available to Landlord arising from said breach.

6. This Lease shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

7.       Additional lease terms:

         Signed AS IF, ALTHOUGH NOT ON, this 1st day of January, 2000.

                                             BALDWIN & KLEIN CORPORATION


                                             By:/s/
                                                --------------------------------
                                                Landlord

                                             P & A REMEDIATION, LLC.

                                             By: /s/ RICHARD C. SMITH
                                                 -------------------------------
                                             Tenant